PRICING SUPPLEMENT NO. 20                                         Rule 424(b)(3)
DATED: September 10, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                $5,180,520,162
                        THE BEAR STEARNS COMPANIES INC.
                          MEDIUM-TERM NOTES, SERIES B
            WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes        Book Entry Notes
$37,000,000                      [x]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
September 15, 1997               [_]                        [_]


Maturity Date:
September 15, 1998

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional             Optional
                         Redemption              Repayment            Repayment
Redeemable On            Price(s)                Date(s)              Price(s)
-------------            --------                -------              --------

N/A                      N/A                     N/A                  N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                       Maximum Interest Rate: N/A

[_]     Commercial Paper Rate              Minimum Interest Rate: N/A

[_]     Federal Funds Rate                 Interest Reset Date(s): *

[_]     Treasury Rate                      Interest Reset Period: Quarterly

[_]     LIBOR Reuters                      Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                         Interest Payment Period: Quarterly


[_]     CMT Rate


Initial Interest Rate: ***

Index Maturity:  Three Months

Spread (plus or minus): -0.05%
----------------------------------------

*     12/15/97, 3/16/98 and 6/15/98.

**    12/15/97, 3/16/98, 6/15/98 and 9/15/98.

***   Three month LIBOR as of September 11 1997, minus 5 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.













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